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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Non-Plan Options of OptimumCare Corporation of our report dated February 12, 2002, with respect to the consolidated financial statements and schedule of OptimumCare Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                      /s/ LESLEY, THOMAS, SCHWARZ & POSTMA, INC.



Newport Beach, California
November 14, 2002